UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Cano Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1524224
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9725 NW 117th Avenue, Suite 200, Miami, FL	33178
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.0001 per share	The New York Stock Exchange
Warrants, each whole warrant exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-252414

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1. Description of Registrant’s Securities to be Registered.

Cano Health, Inc. (the “Company”) is hereby registering the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), and warrants to purchase shares of Common Stock (“Warrants”).

The description of the Common Stock and Warrants registered hereunder are set forth under the heading “Description of the Company’s Securities” in the definitive proxy statement / prospectus, dated as of May 7, 2021 (File No. 333-252414) and filed with the SEC on May 7, 2021, and is incorporated herein by reference.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this Registration Statement because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 20, 2021

Cano Health, Inc.

By:	/s/ Dr. Marlow Hernandez
Name: Dr. Marlow Hernandez
Title: Chief Executive Officer and President